As filed with the Securities and Exchange Commission on December 22, 1997

                                       Registration No. 333-03005
_____________________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549
                         _______________
                            FORM S-8
                POST-EFFECTIVE AMENDMENT NO. 1 TO
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                         _______________
                    FINGERHUT COMPANIES, INC.
     (Exact name of registrant as specified in its charter)

     Minnesota                                  41-1396490
     (State of                               (I.R.S. Employer
   Incorporation)                          Identification No.)
                       4400 Baker Road
                         Minnetonka,
                       Minnesota  55343
                (Address of Principal Executive
                           Offices)

      Fingerhut Companies, Inc. 1995 Long-Term Incentive
                     and Stock Option Plan
                   (Full Title of the Plan)

                        _______________
                   Michael P. Sherman, Esq.
                   Fingerhut Companies, Inc.
                        4400 Baker Road
                  Minnetonka, Minnesota 55343
                (Name and address of agent for
                            service

                        (612) 932-3585
                (Telephone Number of Agent for
                           Service)


                 CALCULATION OF REGISTRATION FEE
                                 Proposed        Proposed
     Title of       Amount to    Maximum         Maximum            Amount
 Securities to be       be       Offering       Aggregate             of
    Registered      Registered  Price Per        Offering         Registration
                                Share (1)         Price               Fee
Common Stock, par
value $.01 per      2,000,000    $19.46875       $38,937,500      $11,486.56
share. . . . . . .  shares(2)

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices as reported on the New York Stock Exchange composite tape on December 18, 1997.

(2) This registration statement also covers such additional number of shares as may be issuable or saleable by reason of the operation of the antidilution provisions of the Fingerhut Companies, Inc. 1995 Long-Term Incentive and Stock Option Plan.
______________________________________________________________________________

This Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-8 is being filed solely to register additional securities of the same class as other securities for which a Form S-8 has previously been filed. The contents of the previous Registration Statement on Form S-8 (File No. 333-03005) are hereby incorporated by reference.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     a. Annual Report on Form 10-K for the fiscal year ended December 27, 1996;

     b. Quarterly Reports on Forms 10-Q for the quarters ended March 28, 1997, June 27, 1997 and September 26, 1997; and

     c. The description of the Registrant's Common Stock, contained in the Company's Registration Statement on Form 8-A (File No. 1-8668) filed pursuant to Section 12 of the Securities Exchange Act of 1934 and declared effective on April 25, 1990.

All documents filed by the Registrant (File No. 1-8668) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel

Michael P. Sherman, General Counsel of the Registrant, has given his opinion
on the legality of the securities being registered hereunder.   Mr. Sherman
beneficially owns 27,500 shares of Common Stock of the Registrant, including 27,000 shares that he has the right to acquire through exercise of stock options. Mr. Sherman is a participant in the Fingerhut Companies, Inc. 1995 Long-Term Incentive and Stock Option Plan.

Item 8. Exhibits

Exhibit Number      Description of Exhibit
5                        Opinion of Michael P. Sherman, Esq.

10 Fingerhut Companies, Inc. 1995 Long-Term Incentive and Stock Option Plan (Incorporated by reference to Exhibit 10.i to Registrant's Annual Report on Form 10-K (File No. 1-8668) for the fiscal year ended December 29, 1995).

                         (i) Amendment dated as of February 4, 1997
                            (Incorporated by reference to Exhibit 10.i(i) to Registrant's Annual Report on Form 10-K (File No. 1-8668) for the fiscal year ended December 27,
                            1996).

24(a)                    Consent of KPMG Peat Marwick LLP.

24(b)                    Consent of Michael P. Sherman, Esq.
                         (included with Exhibit 5).

25                       Powers of Attorney (included on Page 4).


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on December 22, 1997.

                                FINGERHUT COMPANIES, INC.



                                By  /s/ Theodore Deikel
                                    Theodore Deikel
                                    (Chairman of the Board, Chief Executive
                                    Officer and President)

                        POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore Deikel and Michael P. Sherman and each of them, his or her true and lawful attorneys-in-fact and agents with full power and substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes and he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                  Title               Date

/s/ Theodore Deikel      Chairman of the Board,       December 22, 1997
Theodore Deikel          Chief Executive Officer
                         and President; and
                         Director (Principal
                         Executive Officer)

/s/ Gerald T. Knight     Senior Vice President,        December 22, 1997
Gerald T. Knight         Chief Financial Officer
                         (Principal Financial Officer)

/s/ Thomas C. Vogt       Corporate Controller          December 19, 1997
Thomas C. Vogt          (Principal Accounting Officer)

/s/ Wendell R. Anderson  Director                      December 18, 1997
Wendell R. Anderson

/s/ Edwin C. Gage        Director                      December 22, 1997
Edwin C. Gage

/s/ Stanley S. Hubbard   Director                      December 18, 1997
Stanley S. Hubbard

/s/ Kenneth A. Macke     Director                      December 18, 1997
Kenneth A. Macke

/s/ Dudley C. Mecum      Director                      December 18, 1997
Dudley C. Mecum

/s/ John M. Morrison     Director                      December 18, 1997
John M. Morrison

/s/ Christina L. Shea    Director                      December 19, 1997
Christina L. Shea